                                                                    Exhibit 23.4

                       [LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of El Sitio, Inc. on Form F-1 of our report dated November 4, 1999 (relating to the statements of net revenues and direct costs and expenses of IMPSAT S.A., Colombia's retail dail-up access business presented separately herein) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche
Santafe de Bogota, Colombia
November 15, 1999